Exhibit 99.1

FOR IMMEDIATE RELEASE Monday, October 30, 2006	SYMBOL: LANC TRADED: Nasdaq
LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
     COLUMBUS, Ohio, Oct. 30 — Lancaster Colony Corporation (Nasdaq: LANC) today reported record net sales for the first fiscal quarter ended September 30, 2006 of $289 million, up one percent from first quarter sales of $286 million last year. Net income was $13,781,000 versus $18,046,000 in the corresponding quarter a year ago. Basic and diluted earnings per share were 43 cents versus 53 cents earned in the first quarter last year.
     John B. Gerlach, Jr., chairman and CEO of Lancaster Colony Corporation, said, “After a strong quarter to finish fiscal 2006, we were disappointed with our initial quarter of fiscal 2007. Although we achieved top line growth in our Specialty Foods and Automotive segments, higher nonfood raw material costs, some shifting of candle orders into our second quarter and a less favorable mix of specialty food sales contributed to lower operating income.” Further affecting results was a $1.0 million decline in interest income reflecting the reduction in cash and investments over the past year.
     Specialty Foods sales totaled $172.3 million, up two percent from the year-ago level, reflecting higher foodservice volume. Competitive conditions hampered frozen food sales, and the retail sales mix was less favorable compared to last year’s first quarter. Segment operating income of $24.2 million was down six percent from the year-ago level, reflecting the less favorable sales mix, increased promotional and advertising costs supporting pourable dressings, and start-up costs associated with the new dressing production facility in Kentucky. Food commodity costs were relatively stable between years.
     Automotive sales were up 11 percent from the prior-year first quarter to $62.2 million, benefiting from increased sales of both aluminum accessories and floor mats. Segment operating income declined $1.7 million, primarily reflecting various challenges in floor mat operations including higher material costs, lower operating levels at the Coshocton facility, and production inefficiencies at the LaGrange operations. Segment operating margins also remain adversely affected by significantly higher aluminum costs.
     Glassware and Candles sales totaled $54.5 million, down 10 percent from the year-ago quarter, primarily reflecting weaker candle volumes. This decline was influenced by the timing of certain orders expected to ship in this year’s first quarter being delayed until October. Segment operating loss was $0.8 million compared to operating income of $2.2 million in the year-ago quarter. This reduction reflected the lower level of candle sales and the significantly higher cost of petroleum wax.
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PAGE 2 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
     “As we look at the second quarter,” Mr. Gerlach said, “we see continued Specialty Foods sales growth, perhaps with a return to a more favorable retail sales mix. We are anticipating a stronger start to the second quarter for the Glassware and Candles segment, with the shipment of certain orders delayed from the first quarter. We believe we may have seen the peak in nonfood raw material costs. Fuel and natural gas costs have been trending lower. Our challenges include lower production levels at our automotive original equipment customers, comparatively higher nonfood raw material costs, and potential costs related to an ongoing labor strike that began in late September at our Coshocton floor mat facility.”
     Mr. Gerlach concluded, “We completed another quarter with a debt-free balance sheet, which remains poised to support our future growth. Our previously announced review of strategic alternatives, including possible divestitures among our nonfood operations, continues with the assistance of outside financial advisors. Given the current status of this process, it is unlikely that we will see significant developments until December or later.”
     The company’s first quarter conference call is scheduled for this morning, October 30, at 10:00 a.m. ET. You may access the call through a live webcast by using the link provided on the company’s internet home page at www.lancastercolony.com. The webcast will be archived and available on the company’s website.
     We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward—looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “expect,” “hope” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements. Actual results may differ as a result of factors over which we have no, or limited, control including the strength of the economy, slower than anticipated sales growth, the extent of operational efficiencies achieved, the success of new product introductions, price and product competition, and increases in energy and raw material costs. Management believes these forward-looking statements to be reasonable; however, undue reliance should not be placed on such statements that are based on current expectations. We undertake no obligation to publicly update such forward-looking statements. Specific influences relating to forward-looking statements are numerous, including the uncertainty regarding the effect or outcome of our decision to explore strategic alternatives among our nonfood operations. More detailed statements regarding significant events that could affect our financial results are included in our annual report on Form 10-K as filed with the Securities and Exchange Commission.
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PAGE 3 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
LANCASTER COLONY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended
	September 30,
	2006	2005
Net sales	$289,035	$285,915
Cost of sales	242,703	232,674

Gross margin	46,332	53,241
Selling, general & administrative expenses	24,961	26,034
Restructuring and impairment charge	19	24

Operating income	21,352	27,183
Interest income and other — net	378	1,386

Income before income taxes	21,730	28,569
Taxes based on income	7,949	10,523

Net income	$13,781	$18,046

Net income per common share:(a)
Basic and diluted	$.43	$.53
Cash dividends per common share	$.26	$.25

Weighted average common shares outstanding:
Basic	31,919	34,220
Diluted	31,936	34,287
(a) Based on the weighted average number of shares outstanding during each period.
LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2006	2005
NET SALES
Specialty Foods	$172,287	$169,534
Glassware and Candles	54,506	60,275
Automotive	62,242	56,106

	$289,035	$285,915

OPERATING INCOME
Specialty Foods	$24,182	$25,844
Glassware and Candles	(801)	2,203
Automotive	(531)	1,134
Corporate expenses	(1,498)	(1,998)

	$21,352	$27,183

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PAGE 4 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	June 30,
	2006	2006
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$11,750	$41,815
Receivables — net of allowance for doubtful accounts	123,252	108,987
Total inventories	171,835	161,949
Deferred income taxes and other current assets	27,781	26,032

Total current assets	334,618	338,783
Net property, plant and equipment	190,262	187,272
Other assets	101,462	101,966

Total assets	$626,342	$628,021

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,228	$47,684
Accrued liabilities	59,828	55,816

Total current liabilities	111,056	103,500
Other noncurrent liabilities and deferred income taxes	30,615	30,100
Shareholders’ equity	484,671	494,421

Total liabilities and shareholders’ equity	$626,342	$628,021

SUBJECT TO YEAR-END AUDIT.
# # # #

FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO, or
John L. Boylan, Vice President, Treasurer and CFO
Lancaster Colony Corporation
Phone: 614/224-7141
—or—
Investor Relations Consultants, Inc.
Phone: 727/781-5577 or E-mail: lanc@mindspring.com